ADDITIONAL BENEFITS SPECIFICATIONS

GUARANTEED LIVING WITHDRAWAL BENEFIT RIDER WITH ALTERNATIVE GUARANTEED MARKET PROTECTION BENEFIT

[Marketing Name]

Covered Person:	[John Doe]

Effective Date:	[Issue Date]

Bonus Period:	A period ending after the earlier of [10] Contract Years and the Income Start Date

Bonus Extension Period:	A period ending after the earlier of [10] Contract Years and the Income Start Date

Bonus Rate:	[6.25]%

GLWB Annual Rider Fee Rate:	[1.50]%

The above-listed GLWB Annual Rider Fee Rate is guaranteed for the life of the Rider unless increased upon a Step-Up as described in the Rider. The GLWB Annual Rider Fee Rate will never exceed the GLWB Maximum Annual Rider Fee Rate indicated below.

GLWB Maximum Annual Rider Fee Rate:	[2.50%]

GLWB Non-Cancellation Period:	[5 Contract Years]

Lifetime Withdrawal Percentages:

Attained Age of Covered	Benefit Percentage
or Joint Covered Person	Single Life		Joint Life
[55 – 59]	[3.50	]%	[2.85	]%
[60 – 64]	[3.75	]%	[3.10	]%
[65 – 69]	[5.00	]%	[4.35	]%
[70 – 74]	[5.00	]%	[4.35	]%
[75 – 79]	[5.25	]%	[4.60	]%
[80 – 84]	[5.50	]%	[4.85	]%
[85-90]	[5.75	]%	[5.10	]%
[90+]	[5.75	]%	[5.10	]%

Term:	[10] Contract Years

GMPB Buffer Factor:	[15%]

GMPB Purchase Payment Window:	[90 days]

GMPB Annual Rider Fee Rate:	[1.00]%

DLIC21-VA-ABPGLWMPB-01-IB	[3-E]

GMPB Designated Investment Option Subaccount Listing for Term:

[AB VPS Balanced Wealth Strategy

American Funds IS® Asset Allocation

American Funds IS® Global Balanced

BlackRock iShares Dynamic Allocation V.I.

BlackRock Global Allocation V.I.

Columbia VP Balanced

First Trust/Dow Jones Dividend & Income Allocation

Franklin Allocation VIP

Franklin Income VIP

Invesco Oppenheimer VI Conservative Balanced

Invesco VI Core Plus Bond

Janus Henderson VIT Balanced

JPMorgan Insurance Trust Income Builder

MFS® VIT III Conservative Allocation

MFS® VIT III Moderate Allocation

MFS® VIT Total Return

Morgan Stanley VIF Global Strategist

Putnam VT George Putnam Balanced

Putnam VT Global Asset Allocation

QS Variable Conservative Growth]

DLIC21-VA-ABPGLWMPB-01-IB	[3-F]